Exhibit 23



                         CONSENT of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of The Black & Decker Corporation of our report dated January 26, 1999, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Registration Statement Number               Description
-----------------------------               -----------
33-6610                                     Form S-8
33-6612                                     Form S-8
33-26917                                    Form S-8
33-26918                                    Form S-8
33-33251                                    Form S-8
33-39608                                    Form S-3
33-47651                                    Form S-8
33-47652                                    Form S-8
33-53807                                    Form S-3
33-58795                                    Form S-8
33-65013                                    Form S-8
333-03593                                   Form S-8
333-03595                                   Form S-8
333-51155                                   Form S-8
333-51157                                   Form S-8


/s/ERNST & YOUNG


Baltimore, Maryland
March 9, 1999